Exhibit 10.2

REVOLVING SECURED PROMISSORY NOTE

May 2, 2011

$[INSERT COMMITMENT AMOUNT]	New York, NY

For value received, the undersigned, ANTE5, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of [INSERT NAME OF LENDER] (together with its successors and assigns, the "Lender"), on or before the last day of the Term, the principal amount of [INSERT MAXIMUM COMMITMENT AMOUNT] (or, if less, such amount as may be the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below)), plus all Contingent Interest that has been capitalized and added to the principal amount of this note (this "Note") in accordance with the terms of the Credit Agreement.

This Note is one of the revolving secured promissory notes (collectively, the "Notes") referred to in the Revolving Credit and Security Agreement, dated as of May 2, 2011, by and among the Borrower, PrenAnte5, LLC, in its capacity as agent, the Lender and the other lenders that are a party thereto (as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement") and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Advances evidenced hereby were or will be made and are to be repaid.  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of this Note (including, for the avoidance of doubt, on Contingent Interest that has been capitalized and added to the principal amount of this Note) from time to time outstanding hereunder from the date hereof until paid in full at the rate, and on the terms and conditions, set forth in the Credit Agreement.

The Borrower hereby authorizes the Lender to enter on its records from time to time the principal amount of each Revolving Advance, the amount of any Contingent Interest that has been added to the then-outstanding principal amount of this Note, each payment of principal and interest made with respect to this Note, and the principal balance due with respect to this Note.  The Borrower also promises to make mandatory repayments on the Notes at the times and in the amounts which shall be determined in accordance with the provisions of the Credit Agreement.

Principal and interest shall be payable at the Lender's address set forth on the Lender’s signature page to the Credit Agreement or at such other place as the Lender may designate in writing in immediately available funds in lawful money of the United States of America without set-off, deduction or counterclaim.  Notwithstanding the foregoing, following the occurrence of an Event of Default, all payments made on behalf of the Notes shall be made to the Agent, on behalf of and for the ratable benefit of the Lenders.

Subject to the terms and conditions of, and the limitations set forth in, the Credit Agreement  (including Sections 2.2 and 2.3 thereof), the Borrower may, at its option, borrow, pay, prepay and reborrow hereunder at any time prior to the expiration of the Term or such earlier date as the obligations of the Borrower to the Lenders under the Notes or the Credit Agreement may become due, or the obligation of the Lenders to extend financial accommodations to the Borrower shall terminate; provided, however, that in any event the principal balance outstanding hereunder (excluding any Contingent Interest that has been capitalized and added to the principal balance of this Note) shall at no time exceed the face amount of this Note.  This Note shall continue in full force and effect until all obligations and liabilities evidenced by this Note are paid in full and the Lender is no longer obligated to extend financial accommodations to the Borrower under the Credit Agreement, even if, from time to time, there are no amounts outstanding under this Note.

Notwithstanding anything herein to the contrary, upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note and the other Notes, together with all accrued but unpaid interest on this Note and the other Notes and any other Obligations, may become, or may be declared by the Agent to be, immediately due and payable by the Borrower in the manner, upon the conditions and with the effect provided in the Credit Agreement.

Any payments received by the Lender on account of this Note shall, at the Lender's option, be applied first, to any costs, expenses or charges then owed to the Lender by the Borrower; second, to accrued and unpaid interest; and third, to the unpaid principal balance hereof.  Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, any amounts collected or received by the Agent on account of the Obligations or any other amounts outstanding under any of the Other Documents or in respect of the Collateral shall, at Agent’s discretion, be paid in the order of priority set forth in Section 11.5 of the Credit Agreement.

If pursuant to the terms of this Note, the Borrower is at any time obligated to pay interest on the principal balance at a rate in excess of the maximum interest rate permitted by applicable law for the Revolving Advances evidenced by this Note, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

The Borrower represents to the Lender that the proceeds of the Revolving Advances from the Lender will not be used for personal, family or household purposes or for the purpose of purchasing or carrying margin stock or margin securities within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

The Borrower has granted to the Agent, for its benefit and the ratable benefit of the Lenders, a continuing security interest in and to and Lien on all of its Collateral, whether now owned or hereafter acquired, as set forth in the Credit Agreement.

No delay or omission in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.  The Borrower waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of every kind in connection with the delivery, acceptance, performance or enforcement of this Note and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable and waives all recourse to suretyship and guarantor defenses generally, including any defense based on impairment of collateral.

The Borrower agrees to pay, upon demand of the Agent costs of collection of all amounts due under the Notes, or in connection with the enforcement of, or realization on, any security for the Notes, including, without limitation, to the extent permitted by applicable law, reasonable attorneys' fees and expenses.  From and after the Term or upon the earlier demand by the Agent for payment of any amounts payable hereunder (whether by acceleration or otherwise) in accordance with the terms of the Credit Agreement or, at the option of the Agent in respect of all of the Notes, at any time following the occurrence and during the continuance of an Event of Default, interest shall accrue on all amounts payable hereunder at a rate per annum equal to the Default Rate.

This Note shall be binding upon the Borrower and upon its successors and assigns and shall inure to the benefit of the Lender and its successors, endorsees and assigns.

A photographic or other reproduction of this Note may be made by the Lender, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.  The Lender’s records reflecting the amount and date of each advance of a Revolving Advance and of each payment of principal and interest thereon shall, absent manifest error, be conclusive as to the outstanding principal amount hereof; provided, however, that the failure to make any notation on the Lender's records shall not limit or otherwise affect the obligations of the Borrower to repay any Revolving Advances made by the Lender to the Borrower under the Credit Agreement.

This Note shall be governed by the internal laws of the State of Delaware.

The Borrower irrevocably submits to the non-exclusive jurisdiction of any Federal or state court sitting in Delaware, over any suit, action or proceeding arising out of or relating to this Note.  The Borrower irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum.  The Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth in Section 15.6 of the Credit Agreement and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America.

THE BORROWER AND THE LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE, ANY OF THE OBLIGATIONS OF THE BORROWER TO THE LENDER, AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN, WAIVED.  THE BORROWER CERTIFIES THAT NEITHER THE LENDER NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed on its behalf on May 2, 2011.

Witness:	Borrower:

ANTE5, INC.

_____________________________	By:_____________________________

____________________________

Address:

Ante5, Inc.
10275 Wayzata Boulevard, Suite 310
Minnetonka, MN 55305